Exhibit E

      The names, residence addresses, principal occupations or employment and the names, principal businesses and addresses of any corporation or organization where such employment is conducted for each director and executive officer (other than Allen Model and Peter Model) of the Leo Foundation is set forth below.

                                                     PRINCIPAL OCCUPATION OR
                                                     EMPLOYMENT AND ADDRESS OF
NAME                  RESIDENCE ADDRESS              EMPLOYER
---                   -----------------              -------------------------

Pamela Model          663 Bethlehem Pike             Presently not employed
Director and          Flourtown, Pennsylvania  19031
Vice-President
John Nevins           221 N.W. 25th Court            Secretary/Treasurer
Director and          Pompano Beach, Florida  33064  Leo Model Foundation, Inc.
  Secretary/Treasurer                                310 South Juniper Street
                                                     Philadelphia, PA  19107

Marjorie Russel        500 East 63rd Street          Professor
Director               New York, NY  10021           Rockefeller University
                                                     1230 York Avenue
                                                     New York, NY  10021